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                                                                   EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 1, 1996 with respect to the financial statements of RAC Financial Group, Inc. and our report dated January 10, 1995 with respect to the financial statements of Remodelers National Funding Corp. included in the Registration Statement (Form S-1 to be filed on or about November 8, 1996) and related Prospectus of RAC Financial Group, Inc. for the registration of 100,401 shares of its common stock.

                                                /s/ ERNST & YOUNG LLP

Dallas, Texas
November 8, 1996